Exhibit 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES COMPRESSCO PARTNERS, L.P. FILING OF
REGISTRATION STATEMENT

November 10, 2008 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that its wholly owned subsidiary, Compressco Partners, L.P. (“Compressco Partners”), filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) relating to the proposed initial public offering of common units representing limited partner interests in Compressco Partners. Application will be made to list the common units of Compressco Partners on the NASDAQ Global Market under the symbol “GSJK”.

TETRA formed Compressco Partners in October 2008 and intends to contribute the wellhead compression-based production enhancement business previously conducted by Compressco, Inc. and certain other TETRA subsidiaries to the newly formed partnership.

Raymond James and J.P. Morgan are serving as joint lead book-running managers of this offering. When available, a preliminary prospectus relating to these securities may be obtained from the Equity Syndicate Department at Raymond James, 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 727-567-2400; or from the Prospectus Department at J.P. Morgan, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 718-242-8002.

The registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. TETRA and Compressco Partners believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including TETRA's or Compressco Partners' ability to complete the proposed initial public offering. Neither TETRA nor Compressco Partners undertakes any obligation to publicly update or revise any forward-looking statements.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Geoffrey M. Hertel, 281/367-1983
Fax: 281/364-4346
www.tetratec.com